Exhibit 10(dd)

                                                                February 1, 1998


                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


     LOAN AND SECURITY AGREEMENT ("Agreement") dated as of February 1, 1998 between Sytron, Inc., a Pennsylvania corporation (collectively referred to, together with its subsidiaries, as the "Company") and the undersigned lender (the "Lender").

                                    RECITALS
                                    --------

     WHEREAS, the Company, through its wholly owned subsidiary companies, develops, markets, and supports intelligent access control and alarm monitoring products for commercial customers;

     WHEREAS, the Company is seeking to obtain from the Lender and from other lenders executing an agreement identical to this Agreement (sometimes collectively referred to as the "Lenders") a loan or loans in an aggregate principal amount of Eight Hundred Fifty Thousand ($850,000) Dollars (the "Aggregate Loan") to be secured by certain Company assets as set forth below;

     WHEREAS, upon the terms and conditions set forth in this Agreement, each Lender (including certain persons restructuring some of the Company's existing indebtedness) will make a loan (the "Loan") to the Company in the principal amount set forth next to the Lender's signature at the foot of this Agreement; and

     WHEREAS, the parties desire to set forth the terms and conditions governing the making of the Loan and the other transactions contemplated in this Agreement,

     NOW, THEREFORE, in consideration of the making of the Loan and the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

     1. Loan Terms and Interest Payments:
        ---------------------------------

          (a) The Lender hereby agrees to lend to the Company, and the Company hereby borrows from the Lender, the principal sum set forth next to the Lender's name and signature at the foot of this Agreement, for a two-year term which shall commence on the date hereof and expire on the date (the "Maturity Date") which is the second anniversary of the date of this Agreement. Such principal sum shall bear interest accruing monthly on the outstanding principal balance at the rate of nine and one-half percent (9.5%) per annum.

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          (b)  Interest  shall be  payable  quarterly  on each May 1,  August 1,
November 1 and February 1, and shall be paid in United States funds, by check or wire transfer to the order of the Lender, directed to such address or account as shall be specified by notice from the Lender to the Company for such purpose. At the election of the Lender only, such election to be made in writing at least 15 days prior to each interest payment date, interest for any quarter shall be paid in the form of the Company's common stock ("Common Stock"), $.0l par value, calculated at a per share price equal to ninety (90%) percent of the average closing bid price of the Common Stock, as reported for the market in which the Common Stock is traded, over the course of the five (5) business days immediately preceding the date the interest payment is due.

          (c) The Company hereby acknowledges receipt of the proceeds of the Loan. For purposes of this Agreement, and unless otherwise indicated by the context, the word "Loan" shall mean the principal amount advanced by the Lender, all interest due thereon, and any other amounts includible therein.

     2. Promissory Note:
        ----------------

     The obligation of the Company to repay the Loan, including all interest thereon, is evidenced by the Company's promissory note (the "Note") delivered to the Lender in the form annexed hereto as Appendix A. The Note shall be executed and delivered by a duly authorized officer of the Company, concurrently with the execution and delivery of this Agreement.

     3. Security for Loans, Collateral:
        -------------------------------

     As collateral security for the repayment of the Loan and accrued interest, and the performance of the Company's other obligations under this Agreement, the Company hereby assigns and grants to the Lender and the other Lenders, pro rata, a continuing first priority lien on and security interest in the Company's accounts receivable (as defined below) in an aggregate amount of not less than Nine Hundred Thirty-Five Thousand ($935,000) Dollars and not more than One Million Twenty Thousand ($1,020,000) Dollars, subject to the terms and conditions of this Agreement, including, without limitation, the following:

          (a) For purposes hereof, "accounts receivable" (i) shall mean any and all present and future accounts created by the Company in the ordinary course of business arising out of the Company's sale or lease of goods, or rendition of services, and (ii) shall be the Company's most recent accounts receivable, which in any event, shall have had no more than ninety (90) days elapse from the invoice date of the account. (The Company's accounts receivable subject to such first priority lien and security interest shall include the accounts receivable of any and all subsidiaries, and are referred to, for purposes of this Agreement, as the "Collateral").

          (b) The first priority lien and security interest in the Collateral shall be for the ratable benefit of the Lenders.

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          (c) Upon or prior to the initial execution of this Agreement and every six months thereafter, the Lender, together with the other Lenders, may, at the Company's expense, obtain the following searches:

               (i) Uniform Commercial Code ("UCC") searches with the Secretary of State and local filing office of each state where the Company maintains its executive offices, a place or places of business, or assets; and

               (ii) Judgment,  federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under section 3(c)(i) above.

          (d) The Company shall execute and deliver, prior to the receipt of the Loan proceeds:

               (i) Financing statements on form UCC-1, in favor of an agent for the Lenders, for filing in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that the Lenders shall deem appropriate; and

               (ii) Any other agreements,  documents, instruments, and writings, reasonably required by the Lender to evidence, perfect, or protect the liens and security interests in the Collateral granted-under this Agreement, or as the Lender may reasonably request from time to time.

The Company shall also execute and deliver, from time to time after receipt of the Loan proceeds, all such agreements, documents and instruments as are reasonably requested by the Lender to update, correct, supplement, perfect and protect the Lender's security interest in the Collateral.

          (e) Prior to the execution of this Agreement, the Company will prepare and deliver a list indicating the accounts receivable constituting the Collateral, the names and current addresses of each account debtor, the amounts owed by each account debtor, the date of each invoice reflecting each account debt, the aging of each account debt, the terms of payment, and the date the account debt was originally incurred, all with respect to the Collateral (such list being referred to as the "Collateral Resort"). The Company shall, within ten (10) days after the last day of each calendar month thereafter, deliver an updated Collateral Report showing the foregoing information, the receipt of payment from each account debtors, and any change in the composition of the Collateral.

          (f) The Company shall not make any agreement under which any account debtor may acquire or receive a deduction or discount of such debtor's obligation, and the net amount from

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each account  shall be paid in full at its maturity as expressed in the invoice evidencing such account.

          (g) If immediately prior to the execution of this Agreement, the aggregate amount of the accounts receivable constituting the Collateral is less than $935,000, and the Company is unable to furnish eligible accounts receivable to make up the difference between the actual amount of such accounts receivable and $935,000 (the "Receivables Deficiency"), then the Lender may nevertheless elect to proceed with the execution and delivery of this Agreement on the following additional terms and conditions:

               (i) The Lender, together with all similar Lenders, shall specify the amount and identity of the accounts receivable which Lender and such other Lenders are accepting as Collateral under this Section 3 (referred to as the "Initial Receivables");

               (ii) The proceeds of the Aggregate  Loan,  including  proceeds of the Loan from Lender, will not be initially remitted to the Company but will be deposited in an escrow or trust account (the "Account") to be opened and maintained at CitiBank N. A., pursuant to the terms and conditions of an escrow agreement (the "Escrow Agreement") in the form annexed hereto as Appendix B. The escrow agent ("Escrow Agent") under the Escrow Agreement shall be Investment Information Services Ltd. of Ipswich, United Kingdom.

               (iii)Upon the  execution  and delivery of this  Agreement and the
                    Note, and the deposit oft he proceeds of the Aggregate Loan in the Account, the Lender and the other Lenders will cause the Escrow Agent to disburse a sum to the Company from the Account, which sum will be the quotient obtained by dividing the Initial Receivables by 1. 1, provided, however that there shall be deducted from the disbursement due to the Company an amount equal to the gross amount of all prior loans to the Company which are being repaid through the execution and deliver of agreements and notes of like tenor to the Agreement and Note (the "Refinanced Loans");

               (iv) As and when the amount of the  Collateral is increased  from the amount of the Initial Receivables, as set forth in a current Collateral Report, the Escrow Agent shall remit to the Company additional finds from the Account, in such amount that, after each such remittance, the amount of the Collateral will be not less than 110% of(x) the total prior remittances from the Account to the Company plus (y) the aggregate amount of the Refinanced Loans. Conversely, if a Collateral Report shall indicate that the amount of the Collateral has decreased and, accordingly, such amount is less than 110% of the total of such remittances plus the aggregate amount of the Refinanced Loans, the Company shall, within three days after issuance of such Collateral

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                    Loans,  the Company shall,  within three days after issuance of such  Collateral  Report,  remit  to the  Account  a cash
                    payment   equal  to  the  amount  of  the  decrease  in  the
                    Collateral divided by 1. 1.

     4.  Representations  and  Warranties:   The  Company  makes  the  following
representations and warranties, on which the Lender relies in making the Loan;

          (a) Existence and Corporate Power: The Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified to do business in those jurisdictions in which it conducts operations requiring such qualification. The Company's subsidiaries are duly organized and existing in good standing in their respective states of incorporation and are similarly qualified to do business in each jurisdiction where such Qualification is required.

          (b) Power To Enter Agreement: Due Authorization: The making and performance at this Agreement and the execution and delivery of the Note are within the corporate powers of the Company. have been duly authorized by all necessary corporate action, and do not contravene any contractual restriction that is presently binding or is to be binding on the Company;

          (c) Valid and Binding Agreement: This Agreement and the Note have been duly executed by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms and conditions contained therein.

          (d) No Material Restrictions: The Company is not a party or subject to any charter provision, by-law, mortgage, lien, lease, license, permit, financing agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (i) is reasonably expected to have a material adverse effect upon the Company or
(ii) would limit or prevent the entering into of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (x) a factoring agreement with United Credit Patriot Funding ("United Credit"), which is being terminated, without further obligation of the Company thereunder, concurrently with the execution of this Agreement, and (y) prior loan agreements with certain other lenders who have executed instruments waiving any prohibitions or conflicting terms contained in such prior agreements.

          (e) Collateral: The Collateral Report sets forth, and each Collateral Report to be delivered subsequently under this Agreement will set forth, a complete and correct list and ageing by month of invoice for each account receivable constituting the Collateral. Each such account receivable is and, during the term of this Agreement will be, free and clear of all liens and encumbrances (other than as set forth in this Agreement) and any set-offs or counterclaims; created in the ordinary course of business in a bona fide arm's length transaction; reflected on the Company's books and records in accordance with generally accepted accounting principles ("GAAP") consistently applied; and represented by a written invoice or comparable written document which

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



document: (i) is legal, valid, binding and enforceable against the obligor in accordance with its terms and provisions, except as may be limited by bankruptcy or other laws and equitable principles affecting contracts generally, (ii) does not violate or conflict with any provision of applicable law, (iii) has not been amended or modified in any respect except as set forth in the Collateral Report,
(iv) reflects all agreements and  understandings  with the obligor thereof,  and
(v) may be subjected to the first priority lien and security interest of the Lender without the consent of the obligor. The amounts reflected in such accounts receivable are fully collectible on a schedule consistent with past collection practices of the Company.

          (f) Violations of Law: The Company is in compliance with all laws, ordinances, regulations, rules, decrees, awards and orders relating to the Company's business, including without limitation, all laws, ordinances, regulations, rules, decrees, and orders relating to wages, hours, hiring, promotions, retirement, working conditions, air, soil, and water pollution, nondiscrimination, health, safety, pensions, benefits, trade regulation, and warranties, and the Company hereby represents and warrants that there are no existing violations of such laws, ordinances, regulations, rules, decrees, awards, or orders claimed or threatened against the Company.

          (g) Subordination of Junior Loans: The Company previously issued promissory notes to each of Katonah West Pension Plan, Springhill Holdings, Ltd., and Werren Holdings, Ltd. (collectively, the "Junior Notes") for an aggregate principal amount of $300,000. The Company has entered into a Subordination Agreement with the holders of the Junior Notes pursuant to which the indebtedness evidenced by the Junior Notes shall be at all times and in all respects wholly subordinate, junior and subject in right of payment of the Note and Notes of like tenor issued in connection with the Aggregate Loan. Without limiting the effect of the foregoing, "subordinate," as used herein, shall be deemed to mean that, in the event of a default in the payment of the Note or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on the Note shall first be paid in full, including all due interest, before any payment is made upon the indebtedness evidenced by the Junior Notes, and in such event, any payment or distribution of any character which shall be made in respect of the Junior Notes shall immediately be paid over to the holders of the Note and of Notes of like tenor issued in connection with the Aggregate Loan, for application of such payment or distribution to the payment of such Notes pro rata among the Lenders, unless all amounts outstanding under the Aggregate Loan shall have been paid and satisfied in full.

          (h) Books and Records: The books and records of the Company are and will continue to be true, accurate and complete in all material respects and have been and will be maintained in accordance with GAAP applied on a consistent basis.

          (i) Financial Statements: The Company has heretofore furnished the Lender with (i) the audited consolidated financial statements of the Company for the fiscal year ended as of September 30, 1996 and earlier periods, certified by the Jones, Jensen & Company, independent public accountants, and (ii) unaudited interim statements for the period ended

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December  31,  1997 (such  audited  and  unaudited  financial  statements  being sometimes referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, consistently followed throughout the periods indicated. The Financial Statements present fairly, in all material respects, the financial condition of the Company as of the date or dates indicated therein and the results of operations and cash flows of the Company for the periods indicated. Since the date of the Financial Statements, no event has occurred or is expected to occur which has had, or may be reasonably anticipated to have, a material adverse effect on the Company or its business.

          Absence of Certain Recent Changes: From the date of the Company's most recent audited financial statements until the date of this Agreement, the Company has conducted its operations and business only in the ordinary course and has not:

          (i) Entered into any transaction not in the ordinary course of business or which are otherwise inconsistent in any respect with past practices or conduct of the business of the Company;

          (ii) Except for an aggregate of $500,000 principal amount of short term loans from a group of lenders, incurred any indebtedness for borrowed money,

          (iii)Created, assumed, or permitted to exist any lien, pledge, security interest, encumbrance or mortgage of any kind on any of the Company's assets, other than that of United Credit;

          (iv) Except as set forth in Schedule "4(j)" annexed, acquired the securities or substantially all of the assets of any other entity; or

          (v) Except as set forth in Schedule "4(j)" annexed, merged or consolidated with any entity, or disposed of a substantial portion of its assets.

          (k) Pending Litigation: There are no pending or threatened actions or proceedings before any court or administrative or regulatory agency which may materially adversely affect the financial condition or operations of the Company.

          (j) Capital Stock: The authorized capital stock of the Company consists of a single class of Twenty Million (20,000,000) shares of Common Stock, $.0l par value, of which approximately 3,175,145 shares are outstanding as of the date hereof, all of which are fully paid and validly issued and outstanding. The shares of Common Stock are the only voting shares of the Company. There are no outstanding options or warrants for the purchase of shares of Common Stock except as set forth in Schedule 4(l).

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



     5. Covenants: While this Agreement is in effect and until the Loan has been paid in ill, including any interest or other charges which have accrued pursuant to the terms and conditions as contained herein and in the Note, the Company covenants as follows:

          (a) The Company shall not pledge, assign, transfer, or otherwise encumber or dispose of the Collateral or the proceeds of the Collateral. The Company shall receive and apply proceeds from the payment of accounts receivable constituting the Collateral in the ordinary course of business. All new accounts receivable generated in the course of the Company's business and constituting the Collateral shall be subject to the lien and security interest imposed under this Agreement and shall comply with the representations set forth in Section 4(e).

          (b) The Company shall at all reasonable times give each Lender access to all places where any of the collateral or records pertaining thereto may be maintained and shall permit such Lender to make extracts from such records upon reasonable notice to the Company. The Company shall at all times keep the Lender informed of the name and location of each of its bank accounts.

          (c) The Company shall not create, incur, or assume any indebtedness for borrowed money unless (i) the repayment of such indebtedness will be limited to sources other than the Collateral, and (ii) the terms of such indebtedness will not impair the Collateral or adversely affect the Lender.

          (d) The Company shall not, so long as the Loan is outstanding, enter into any transaction in a nature of a merger or consolidation with another entity, or undertake the acquisition of all or substantially all of the assets of another entity, or the sale, lease or other disposition of all or substantially all of the Company's assets, in which the Company would not be the surviving entity, without the written consent of the Lender, which shall not be unreasonably withheld provided that the Collateral and the Lender's interest therein will remain unimpaired by such transaction.

          (e) The Company shall take all actions reasonably necessary (and shall cause its subsidiaries to take all actions reasonably necessary) to maintain the lien and security interest of the Lender in the Collateral, and will not permit any actions or conditions to occur which might impair the value of the Collateral and such lien and security interest.

          (f) The Company will reserve and set aside out of its authorized capital shares a sufficient number of shares of Common Stock for issuance upon any exercise of the warrants being issued to the Lender in accordance with the terms of this Agreement.

     6. Use of Proceeds: The first Seven Thousand Five Hundred ($7,500) Dollars of the proceeds Aggregate Loan received by the Company shall be used to pay the legal fees and related expenses incurred by the Lenders in connection with this Agreement. The balance of the net proceeds of the Aggregate Loan may be used by the Company in the ordinary course of business in good faith within its sole discretion reasonably exercised.

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     7.  Optional  Prepayment:  The  principal  amount  of the Note and  accrued interest may be prepaid by the Company in accordance with the terms of this Agreement, in whole or in part, without premium or penalty at any time; provided, however, that such prepayment shall be applied pro rata to the Loan of each of the Lenders participating in the Aggregate Loan. Any such prepayment shall be first applied to accrued and unpaid interest, the balance of which shall then be applied to principal.

     8. Conditions Precedent to Loan: Lender's obligation to make the Loan is subject to the accuracy of and compliance with the representations and warranties of the Company made in this Agreement. to the performance by the Company of its covenants and other obligations under this Agreement. and to the following further conditions to be satisfied before Loan proceeds are delivered to the Company:

          (a) The Company's factoring agreement with United Credit shall have been terminated, the Company shall have received an instrument of satisfaction and release from United Credit acknowledging that no further amounts are due from the Company to United Credit, and United Credit shall have delivered a Form UCC-3 terminating any lien or security interest held by United Credit on The Company's assets.

          (b) The Company shall have delivered the Collateral Report as set forth in Section 3(e) above, a financing statement on Form UCC-1 as set forth in
Section 3(d) above, an updated subordination instrument with respect to the Junior Loans, and waivers from certain other lenders as referred to In Section 4(d).

          (c) The Company shall have executed and delivered the Note to the Lender.

          (d) The  representations  and  warranties  of the Company set forth in
Section 3 hereof shall be true and correct as of the Closing, and the Company shall have complied with all applicable terms and conditions of this Agreement.

          (e) The Company shall have delivered a certificate executed by the chief executive officer and chief financial officer of the Company, to the effect that all representations and warranties of the Company set forth in
Section 3 above are true and complete and do not omit any information necessary to make such representations and warranties not misleading.

          (f) All documents, agreements, instruments and other legal matters shall be satisfactory in form and substance to the Lender and Lender's attorneys.

     9. Warrants:
        ---------

          (a) The Company agrees to issue to the Lender, within 15 days after funding of the Loan, a warrant (the "Warrant") entitling such Lender to purchase the number of shares of Common Stock computed by multiplying the sum of 42,500 by a fraction, the numerator of which

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is the  principal  amount  of the  Loan  and the  denominator  of  which  is the principal amount of the Aggregate Loan. The exercise price per share under the Warrant shall be Two (32.50) Dollars and Fifty Cents.

          (b) The Warrant shall be exercisable for up to five (5) years from the date of issuance (except that no such exercise shall be permitted during the so-called "quiet period" if a filing is made with the U.S. Securities Exchange Commission for a public offering of any of the Company's securities), provided however that the Warrant may not be exercised prior to March 31, 1998 in the absence of a registration statement in effect with respect to the securities issuable upon exercise of the Warrant or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

          (c) The Warrant shall contain such other terms, including anti-dilution protection and "piggyback" registration rights with respect to the Warrant Shares, as are set forth in the form of Warrant annexed to this Agreement as Appendix C.

     10. Monitoring of Accounts Receivable: For purposes of monitoring the status of the Collateral and assessing compliance with the terms and conditions of this Agreement, the Lender has appointed, with the consent of the Company, J.
D. Kish (the "Monitor"), a certified public accountant who is not an employee of or consultant for the Company. The parties agree that:

          (a) The Monitor will receive and examine monthly updates of the Collateral Report, as well as copies of the monthly bank statements and collection records to determine whether there is a total amount of at least $935,000 of Collateral, including cash derived from proceeds of the Collateral, and to determine whether the Collateral complies with the criteria set forth in this Agreement.

          (b) On a quarterly basis, the Monitor will visit the Company's principal offices, where the Monitor will trace sample accounts receivable comprising the Collateral, including all such accounts in excess of $25,000, and will review actual invoices and payments in connection with such accounts. At the same time, the Monitor will perform a reconciliation between the latest Collateral Report and the Company's records and bank balances, but will not contact Company customers directly without the consent of the Company, which will not be unreasonably refused.

          (c) The Monitor will receive, at the Company's expense, copies of the Company's annual, quarterly and monthly financial statements, and copies of any annual, quarterly or other periodic reports filed with the Securities and Exchange Commission.

          (d) The Company will cooperate in furnishing information and in making its facilities and records available to the Monitor. The fees of the Monitor will be paid by the Company.

     11. Events of Default:
         ------------------

          (a) Each of the following events shall constitute an Event of Default:

               (i) Failure to make payment of the principal or accrued interest on the Note when and as the same shall become due and payable;

               (ii) Failure to maintain the amount and composition of the Collateral required under Section 3(a), including, without limitation, failure to replace any account receivable if such account receivable is aged longer than Ninety (90) days or any failure to deliver a Collateral Report within the time required under Section 3(e) of this Agreement;

               (iii) Default in the due observance or performance of any covenant, warranty, representation, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof

               (iv) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

               (v) Admission in writing of the Company's inability to pay its debts as they mature;

               (vi) General assignment by the Company for the benefit of creditors;

               (vii) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

               (viii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 90 days; or

               (ix) Termination of a material portion of the business of the Company or a chance of control of the Company.

          (b) If any Event of Default shall have occurred and shall not have been cured within Ten (10) days after notice of such default, the Lender may, by notice to the Company, declare that all indebtedness, liabilities, and other obligations of the Company to the Lender shall be forthwith due and payable whereupon all such indebtedness, liabilities, or other obligations shall become so due and payable.

     12. Rights and Remedies:
         --------------------

          (a) Upon the occurrence of an Event of Default, the Lender shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all the Collateral, such rights and remedies being in addition to all other rights and remedies available in law or in equity or provided for herein. Lender may sell or cause to be sold any or all of the Collateral, in one or more sales or parcels, at such prices and upon such terms as Lender may deem best, and for cash or on credit or for future delivery, without Lender's assumption of any credit risk, and at a public or private sale as Lender may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the Company reasonable notice at the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to the Company's address shown herein, at least five (5) days before the time of the sale or disposition thereof Lender may invoice any such sale in Lender's name or in the Company's name, as Lender may elect, as the seller, and in such latter event such invoice shall be marked payable to Lender. Lender may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including attorneys' fees, and then to the payment (in such order as Lender may elect) of all amounts due under this Agreement. Lender will return any excess to the Company, and the Company shall remain liable for any deficiency.

          (b) In addition to the foregoing and to all other rights, option, and remedies available to Lender under this Agreement or at law or equity, the Lender may exercise all rights available under the UCC and any other applicable statute, including, but not limited to:

               (i) The right to take possession of; send notices regarding and collect directly the Collateral with or without judicial process (including without limitation the right to notify United States postal authorities to redirect mail addressed to the Company); or

               (ii) By its own means or with judicial assistance, enter the Company's premises and take possession of the Collateral and the related records and documents; or

               (iii) Require the Company at the Company's expense to assemble all or any part of the Collateral and make it available to Lender.

          (c) All rights and remedies granted hereunder or otherwise available shall be deemed concurrent and cumulative and not alternative remedies and Lender may proceed with any number of remedies at the same time until all the amounts hereunder are paid in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          (d) If an Event of Default shall have occurred and be continuing, and if the Lender shall have declared a default as set forth in Section 11(b), the Lender and other Lenders may, by written consent of Lenders holding, collectively, not less that 50% of the outstanding principal amount of the Aggregate Loan, by written consent, appoint an agent or trustee (the "Agent") to act on their behalf in collecting the amounts due under, and enforcing the terms, of this Agreement; provided, however, that, until the Lender and such other Lenders shall so act by written consent, the Agent acting on their behalf shall be Investment Information Services, Ltd., of Ipswich, United Kingdom. an& if the Lender and such other Lenders are unable to agree on the identity of such Agent, Investment Information Services Limited shall continue as such Agent. In any such event, the Agent shall be authorized to act on behalf of the Lenders appointing such Agent and may exercise each and every right and remedy of the Lender set forth under this Agreement with respect to the collection of the unpaid balance of the Loan.

          (e) The Lender shall notify the Company of the appointment of such Agent, and all communications Thereafter from the Company to the Lender shall also be sent to the Agent.

          (f) In the event an Agent is appointed to act for the Lender as set forth above, such Agent shall be deemed to have received from the Company, and the Company hereby explicitly agrees that such Agent shall be vested with, a power of attorney to act for, in the name of; and on behalf of the Company and its officers (including, without limitation, the power to sign the Company's name) for The purpose of taking possession of the Collateral, collecting the proceeds thereof notifying the Company's account debtors, and taking such other actions as are reasonably necessary :o collect, on behalf of the Lender, amounts due under this Agreement, and such power of attorney shall continue until all such amounts are paid.

     13. Miscellaneous.
         --------------

          (a) No remedy herein enumerated is intended to be exclusive of any other remedy allowed by law out each and every remedy shall be cumulative and in addition to every other remedy herein enumerated or allowed by law.

          (b) No failure or delay to exercise any right or power or any partial exercise, accruing upon any default hereunder shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein.

          (c) This Agreement and all rights, benefits, powers, and obligations hereof shall inure to the benefit and shall bind, respectively, the successors and assigns of the Lender and the Company.

          (d) In the event any part or parts of this Agreement shall be invalid or unenforceable for any reason, then such invalid or unenforceable part or parts shall be deemed and held to be separate and severable, and the remainder of this Agreement shall continue in full force and effect.

          (e) The Company agrees to pay and to save Lender harmless from all cost, liability or expense, including reasonable counsel fees and expenses, in connection with the enforcement of the Lender's rights under the Note or this Agreement.

          (f) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Note, upon receipt by the Company of a reasonably satisfactory indemnification, the Company shall execute and deliver a replacement Note of like tenor and date. Any such new Note shall constitute an additional contractual obligation on the part of the Company, and the Note so lost, stolen or destroyed shall not be at any time enforceable by anyone.

          (g) This Agreement and the Appendices and Schedules referred to herein constitute the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, discussions and proposals with respect thereto, whether written or oral. This Agreement may be modified only by a written instrument executed by the parties.

          (h) Each party hereto covenants and agrees promptly to execute, delivery, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other parry hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

          (i) The Note and this Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to choice of law. The parties agree that any claims arising hereunder shall be brought only in a court of general jurisdiction in the County and State of New York, hereby waive any objection to the jurisdiction of such court, and waive a trial by jury.

          (j) The Company hereby waives presentment, notice of dishonor, and protest of all instruments evidencing any liabilities, as such term is defined in the Uniform Commercial Code.

     14. Descriptive Headings: The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     15. Notices: All notices and other communications hereunder shall be in writing and shall be deemed given if delivered, unless otherwise specified, either personally, by facsimile transmission (receipt verified), by registered or certified mall (return receipt requested), postage prepaid, or sent by express courier service (receipt verified), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

To the Company:

Sytron, Inc.
2770 Industrial Lane
Broomfield, CO 80020
Attn:  Mitch Feinglas,
Chief Executive Officer

Telephone No.: (303) 469-6100
Facsimile No.: (303) 469-7100


with a copy to:

Robert Snively
4450 Arapahoe Avenue, Suite 100
Boulder, CO 80303
Telephone No.:  (303) 415-2566
Facsimile No.:  (303) 604-9117


To the Lender:

/s/ Charles Robinson
-------------------------------                   ------------------------------
10101 Grosvenor Place Apt. 1115
-------------------------------                   ------------------------------
Rockville, MD  20852
-------------------------------                   ------------------------------

-------------------------------                   ------------------------------

With Copies To:

Rosner Bresler Goodman & Unterman, LLP
521 Fifth Avenue 28th Floor
New York, New York
Attn: Andrew J. Goodman, Esq.

Telephone No.: (212) 661-2150
Facsimile No.: (212) 949-6131

     16. Counterparts: As to any Lender, this Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.


     IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

                                               SYTRON, INC.

                                               By: /s/ Robert Howard
                                                  ------------------------------
                                                  Robert Howard, President


                                               LENDER

                                               Name: Charles Robinson
                                                    ----------------------------
                                                    (Please Print)

$50,000.00                                        /s/ Charles Robinson
--------------------------                        ------------------------------
Principal Amount of Loan                          Signature

                                               Address:
                                                       -------------------------

                                                  ------------------------------

                                                  ------------------------------